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                                                                  EXHIBIT 99.B11


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the use of our report dated January 30, 1998 on the financial statements and financial highlights of the Growth Portfolio, the Managed Portfolio, the Balanced Portfolio, and the Money Market Portfolio, each a series of shares of American National Investment Accounts, Inc. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which is included in the Prospectus and in the Statement of Additional Information filed in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of American National Investment Accounts, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                            /s/ Tait, Weller & Baker
                                            --------------------------
                                            TAIL, WELLER & BAKER

Philadelphia, Pennsylvania
April 20, 1998


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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
American National Investment Accounts, Inc.

We consent to the use of our report dated February 7, 1997 included herein.


                                KPMG Peat Marwick LLP

Houston, Texas
April 20, 1998